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                         ERLY INDUSTRIES INC.
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               (Name of Registrant as Specified In Its Charter)

                               THE POWELL GROUP
                       FARMERS RICE MILLING COMPANY, INC.
                               NANETTE N. KELLEY
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9:16 PM 8/28/1997

A BOWLFUL OF TROUBLE STARTS TO BOIL

S&P LOWERS CREDIT RATING FOR AMERICAN RICE INC.

BY NELSON ANTOSH
COPYRIGHT 1997 HOUSTON CHRONICLE

Citing a failed third-party rice processing arrangement in Saudi Arabia, Standard & Poor's on Thursday lowered its credit rating for American Rice Inc. as well as the credit rating on $100 million in ARI mortgage notes.

ARI is a Houston-based rice miller and marketer, one of the nation's largest, whose brands include Comet, Adolphus, Blue Ribbon and Wonder.

Standard & Poor's lowered ARI's credit rating because financing on a rice processing facility it operated in Saudi Arabia through Rice Milling & Trading Investments Ltd. was jeopardized when the deal between the two soured.

RMTI has since been replaced by another company that is bagging the rice and financing the operation, said Bronson Schultz, vice president for finance at ARI.

Schultz could not specify the name of the new company and would only say that it was an overseas company.

ARI is a major supplier to the Saudi market. Until 1994, when it went to third-party packaging there, it shipped rice from the United States in packaged form.

Standard & Poor's lowered ARI's credit rating from B to CCC, and its rating on $100 million in 13 percent notes due 2002 from B-minus to CCC.

ARI has an interest payment of $6 million due Tuesday and if this payment is missed the rating will be lowered to D, said Kenneth Drucker, analyst with Standard & Poor's in New York. D stands for default.

"It is an unfortunate event, because from an operations standpoint ARI has been doing better than they have been previously," said Drucker, referring to the credit downgrade.

The payment will be made on time, in full, Schultz said.

Also on Thursday, the Federal Occupational Safety and Health Administration announced that Comet Ventures, a relatively small joint venture with ARI as the majority partner, had agreed to pay $120,000 in fines for safety violations at its plant in Freeport.

Comet Ventures operates a mill to make flour from rice, with a high degree of autonomy, Schultz said.

OSHA cited it for nine violations of safety standards involving lockout and tagout rules, which require machinery to be deactivated before maintenance takes place. Comet Ventures agreed to correct the safety hazards and to hire a full-time safety director.

In another tribulation for ARI, the privately held Farmers Rice Milling Co. of Baton Rouge, La., and its holding company, The Powell Group, are trying to replace the directors of Erly Industries, which owns 81 percent of ARI.

Farmers, called the second-largest rice mill in the nation, filed a lawsuit against Gerald Murphy, chairman of Erly, and Douglas Murphy, its chief operating officer, for using ARI funds to defend themselves from a real estate development lawsuit.
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Nanette Kelley, president of The Powell Group, said they will try to oust ARI's directors at a shareholders meeting scheduled Sept. 26.

The Powell Group and Farmers Rice Milling own 3.8 percent of the shares of Erly Industries. The Murphys control about 48 percent of Erly stock.